Exhibit 3.1

                          SECOND ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                          VISTA EXPLORATION CORPORATION


     Vista Exploration Corporation, a Colorado corporation (the "Corporation"), pursuant to the provisions of the Colorado Business Corporation Act, hereby amends its Articles of Incorporation, as filed with the Secretary of State on April 9, 1998, and amended on August 13, 2001 (the "Articles of Incorporation"). These Second Articles of Amendment were adopted by vote of the Corporation's Board of Directors on June 28, 2002, and by vote of the Corporation's shareholders on August 16, 2002.

     The Articles of Incorporation are hereby amended by striking in its entirety Section (a) of Article FOURTH and by substituting in lieu thereof the following:

     "(a) The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock having no par value per share. The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act."

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to its Articles of Incorporation to be signed by its President this 16th day of August, 2002.

                                             VISTA EXPLORATION CORPORATION


                                             /s/ Charles A. Ross, Sr.
                                             ------------------------
                                             Charles A. Ross, Sr.
                                             President



     The (a) name or names, and (b) mailing address or addresses, of one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice of filing of this document is refused, are:

          Charles A. Ross, Sr.
          11952 Farley
          Shawnee Mission, KS  66213